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PROXY

                    FIRST FINANCIAL MANAGEMENT CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Patrick H. Thomas and M. Tarlton Pittard, and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes both or either of them to represent and to vote, as designated below, all the shares of common stock of First Financial Management Corporation held of record by the undersigned on September 15, 1995, at the special meeting of stockholders to be held on October 26, 1995, or any adjournment thereof.

1) PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER dated as of June 12, 1995, as amended, among First Data Corporation, FDC Merger Corp. and First Financial Management Corporation (Check applicable box.)

                     [_] FOR   [_] AGAINST   [_] ABSTAIN

2) PROPOSAL TO ADJOURN THE SPECIAL MEETING, if recommended by the management of First Financial Management Corporation, including an adjournment to obtain a quorum and/or solicit additional stockholder votes for the above-referenced Agreement and Plan of Merger (Check applicable box.)

                     [_] FOR   [_] AGAINST   [_] ABSTAIN

3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR approval of the Agreement and Plan of Merger and FOR adjournment of the special meeting upon the recommendation of the management of First Financial Management Corporation.

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                   ENVELOPE.

          (Continued and to be signed and dated on the reverse side)
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                        (Continued from the other side)

PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

Please sign exactly as your name
appears below. When shares are held
by joint tenants, both should sign.
When signing as attorney, executor,
administrator, trustee or guardian,
please give full title as such. If a
corporation, please sign in the full
corporate name by the President or
other authorized officer. If a
partnership, please sign in the
partnership name by an authorized
person.
                                      --------------------------
                                      Signature

                                      --------------------------
                                      Signature if
                                      held jointly

                                      Dated: _____________ , 1995

Please mark, sign, date and return this proxy card promptly using the enclosed envelope which requires no postage if mailed in the United States.